Exhibit 99.1

Production of New Biographical Movie “The Next Magic” about CEO of China Executive Education Finished

Company expects biographical film about CEO Rocky Liang to be released in China next summer

HANGZHOU, P.R. China, December 9, 2010 /PRNewswire-Asia-FirstCall/ --  China Executive Education Corp. (OTC Bulletin Board: CECX) (“China Executive Education” or the “Company”), a China-based executive training company designed to fit the needs of Chinese entrepreneurs with classes and seminars to improve their skills in marketing, sales, public speaking, leadership, motivation, and a variety of business management skills, announced today that production on “The Next Magic,” a biographical movie based on the life of the Company’s CEO, Kaien “Rocky” Liang, was completed in November.

“The Next Magic” is based on the book “Who is the Next Magic?” by Mr. Liang, which follows Rocky’s journey from being a severe hypochondria patient to one of the highest-paid speakers in Asia. As a young man, Rocky suffered from severe depression and even tried to commit suicide twice. He was inspired by a speech he attended when he was 19, which proved to be a life-changing event and one of Rocky’s primary motivations for starting his education consulting company.

By attending motivational speech events and business training classes in the areas of sales, marketing, negotiations and public speaking, studying personal development books on positive thinking, and setting highly ambitious personal goals, Mr. Liang transformed himself from a lowly courier, street vendor and fast food employee into a very successful entrepreneur in China over the course of 20 years.

China Executive Education hopes that the movie will inspire viewers, encourage people that depression can be overcome, and convey the importance of believing in yourself: “Nothing is impossible.” The Company expects the movie to be released in theaters across China, Japan and other parts of Asia next summer.

Kaien Liang, Chairman and CEO of China Executive Education Corp., commented, “I sincerely hope this movie will benefit its viewers, especially those who suffer from depression as I did. This production is part of our ‘Synergy Marketing’ strategy to create national exposure for the China Executive Education brand and attract new customers to our executive training classes. Combined with the success of the hybrid concert and motivational speech event we participated in last month, we expect the impact of our marketing efforts to be great, which will further the robust growth of our business going forward.”

About China Executive Education Corp.

China Executive Education Corp., operating through MYL Business, is a fast-growing executive education company in China that offers comprehensive professional training programs in Hangzhou and Shanghai, two prosperous and commercial cities of China. Through open-enrollment training programs, including proprietary training courses and featured lectures, the company provides Chinese business executives with a variety of business training such as sales, marketing, leadership development, and highly effective personal skills development focused on decision-making skills, negotiation skills, public speaking skills and people skills. The training courses include a 7-course package for CEOs, as well as 22 other business development courses. The company is also one of very few business education training companies in China with the reputation and resources to attract world-renowned masters such as management guru Tom Peters, leadership guru John Maxwell, and relationship guru John Gray to China. China Executive Education Corp. will continue to pave the way for Chinese entrepreneurs who would like to have greater success going forward, helping them to reach international markets more easily. Since formally launching in April 2009, the company has provided its training programs to more than 5,000 Chinese business owners and executives from a broad range of industries.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements," including statements regarding the Company’s ability to pursue its commercial objectives, the demand for and effectiveness of the Company’s services, the Company’s visibility, the Company’s market share and the Company’s future top- and bottom-line growth. In addition, the Company’s operations are conducted in the PRC and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe such as risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available at http://www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations Contact:

Dave Gentry, U.S.
RedChip Companies, Inc.
Tel: +1-800-733-2447, Ext. 104
Email: info@redchip.com

Jing Zhang, China
RedChip Beijing Representative Office
Tel: +86 10-8591-0635
Web: http://www.RedChip.com

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SOURCE:  China Executive Education Corp.